Exhibit 15.1



75°
90°
105°
120°
135°
Russia
Kazakhstan
Mongolia
Heilongjiang
Jilin
Nei Mongolia
Liaoning
North Korea
South Korea
Beijing
Tianjin
Hebei
Xinjiang
Gansu
Qinghai
Project Area
Xining
Ningxia
Shanxi
Shandong
Yellow Sea
Jiangsu
Shanghai
Xizang
Shaanxi
Henan
Anhui
China
Hubei
Sichuan
Zhejiang
Nepal
Bhutan
Jiangxi
East China Sea
Hunan
Guizhou
Fujian
India
Bangladesh
Yunnan
Taiwan
Guangxi
Guangdong
Hong Kong
Myanmar
Vietnam
Philippines
Laos
Bay of Bengal
Gulf of Tonking
Hainan
South China Sea
Thailand
45°
30°
15°

East Energy Corp.

JIANGCANG MINING AREA

PROJECT LOCATION

FIGURE 4-1

"Original signed and sealed by Author"

DRAWN BY: F.Z. CHK'D BY: G.J. DATE: 07 04 20	FILE: Fig4_1 Location Map.dwg G:\08-2930_East_Energy_China_Coal\Drafting\	NORWEST APEGGA Permit P05015